UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
September 1, 2016
NL Industries, Inc.
(Exact name of registrant as specified in its charter)
New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 1, 2016, the registrant's board of directors elected Amy A. Samford as the registrant's vice president and controller.  Tim C. Hafer, who previously served as the registrant's vice president and controller, will continue to serve as vice president and controller of Kronos Worldwide, Inc., a publicly held corporation in which the registrant has a significant investment.

Ms. Samford is an employee of Contran Corporation ("Contran"), the registrant's privately held parent corporation, and provides her services to the registrant under an intercorporate services agreement between the registrant and Contran.  For a description of the intercorporate services agreement, see "Certain Relationships and Transactions" in the registrant's 2016 proxy statement, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see "Certain Relationships and Transactions" in the 2016 proxy statement, which discussion is also incorporated herein by reference.

Ms. Samford, age 42, also currently serves as vice president and controller of Valhi, Inc., the registrant's publicly held parent corporation.  She has served in various accounting and financial positions (including officer positions) with Contran and various other companies related to the registrant since 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL INDUSTRIES, INC.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: September 1, 2016	Gregory M. Swalwell, Executive Vice President and Chief Financial Officer